UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLOW TECH SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	8000	99-0373498
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

 205 SE Spokane Street, Suite 395
Portland, Oregon 97202
Telephone:  (702) 789-0497

(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward Avenue
Las Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

With a copy to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Telephone:  (206) 274-4598 Facsimile:  (206) 493-2777

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐       Accelerated filer ☐     Non-accelerated filer ☐      Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	10,000,000	$0.01 per share	$100,000	$11.46
TOTAL	10,000,000	$0.01 per share	$100,000	$11.46

(1)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated:  August ___, 2012

PROSPECTUS

10,000,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 8 to 13 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at a fixed price of $0.01 per share for the duration of the offering.  We intend to apply for quotation on the OTCBB, but there is no guarantee that we will be accepted for quotation or will engage a market maker to file an application on our behalf.  There is no assurance of when, if ever, our stock will be listed on an exchange.  The absence of a public market for our common stock makes our shares highly illiquid.  It will be difficult to sell the common stock of our company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

----------------

The Date of This Prospectus Is:  August ____, 2012

Summary

Prospective investors are urged to read this prospectus in its entirety.

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.  The terms "Flow Tech Solutions" "we," "us" and "our" as used in this prospectus refer to Flow Tech Solutions Inc.

We are a development stage company intending to open a massage therapy clinic in the affluent area of Carson, California, surrounded by Inglewood, Torrance and Gardena.  We want to offer the ultimate in relaxation, stress reduction and personalized service.  Our mission is to become the leading premium massage therapy clinic in Carson, and within a 20 mile surrounding radius.

We have determined where we would like to open our initial location.  It is in the middle of a prime retail town strip mall with trendy restaurants, popular coffee shops, and creative retail shops.  Our ideal location within this strip mall is a store front retail office space.

Our massage clinic is targeted towards adults who need a retreat from the urban grind and a place to refresh and renew while enjoy the amenities and full services of a massage clinic.  Our clinic will serve as a center of healing and relaxation with a sleek and sophisticated, yet uncommonly warm and inviting atmosphere.  The core product offerings will fall into three main product revenue streams:

·

Massage treatments (sports injuries, insurance claims, relaxation)

·

General product/ retail sales; and

·

Gift certificates/ vouchers.

We are endeavoring to be a reporting company with the SEC as we believe doing so will provide us with greater opportunities to access and acquire the additional capital that we require for our growth and to further implement our business plan.  In addition, becoming a reporting issuer may provide us with more financing alternatives, due to the transparency provided by the public reporting requirements.

The Offering:

Securities Being Offered	Up to 10,000,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share.  We will pay all expenses of registering the securities, estimated at approximately $60,000.

Termination of the Offering

The offering will conclude when all of the 10,000,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	25,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of 10,000,000 shares will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There is currently no public market for the shares of our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA to allow our shares of common stock to be traded on the OTCBB, nor can there be any assurance that such an application for quotation will be approved if filed.  FINRA operates the OTCBB.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

Summary Financial Information

The following audited financial information summarizes the more complete historical financial information at the end of this prospectus.

As of April 30, 2012 (Audited)
Balance Sheet
Total Assets	$14,440
Total Liabilities	$5,579
Stockholders’ Equity	$8,861
Period from August 8, 2011 (date of inception) to April 30, 2012 (Audited)
Income Statement
Revenue	$-
Total Operating Expenses	$16,139
Net Loss	$(16,139)

Risk Factors

In addition to the other information provided in this Prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions in implementing our business plan.  You are unable to determine whether we will ever become profitable, which increases your investment risk.

We were incorporated on August 8, 2011.  We have no operating history.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that, even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses.  If we make poor operational decisions in implementing our business plan, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue, as a going concern, as a result of our lack of revenues and financial resources, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Our lack of operating history and financial resources raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty, and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.  If we do not commence our operations, open retail stores, secure financing, and related activities or if we do not secure funding to implement our business plan, we estimate current available financial resources will sustain our operations only through the next few months, and then only if continued funding by the management of the company.

Because we will need additional capital to implement our business plan and may not be able to obtain sufficient capital, we may be forced to limit the scope of our operations, and our revenues may be reduced.

In connection with implementing our business plans, we will experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments.  Our capital needs will depend on numerous factors, including the following:

- our profitability;
- our ability to secure financing and acquire inventory and open new stores;
- the ability to generate revenues from the sale of product
- The ability to attract and retain customers.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  We have no sources of financing identified.  If we cannot obtain additional funding, we may be required to:

- limit our ability to implement our business plan;
- limit our marketing efforts; and
- decrease or eliminate capital expenditures.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us.  Any future capital investments could dilute or otherwise adversely affect the holdings or rights of our existing shareholders.  In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock.  Any additional financing may not be available to us, or if available, may not be on terms favorable to us.

We will require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion or cease our operations.

We will need to raise a minimum of $1,415,000 over the next twelve months through public or private debt or sale of equity to execute our business plan to become a revenue generating company.  Such financing may not be available as needed.  Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences or other terms.  If we are unable to obtain this financing on reasonable terms, we would be unable to hire the additional employees needed to execute our business plan and we would be forced to delay or scale back our plans for expansion.  This would delay our ability to get our operations to profitability and could force us to cease operations.  In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results or financial condition.

Moreover, in addition to monies needed to commence operations over the next twelve months, we anticipate requiring additional funds in order to execute any future plans for growth.  No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us.  There can be no assurance that we will be able to obtain financing if or when it is needed on terms we deem acceptable.

Because we face competition from other retailers, we may not be successful in generating revenues or becoming profitable.

There is one comparable massage therapy clinic ten miles from Carson offering 80% of the range of products we will be offering.  We will face competition from this and other massage therapy clinics which may hinder our ability to generate revenues or become profitable.

Dependence on consumer spending and customers.

Consumer spending and a healthy economy drive sales of massage therapy services.  Consumers are more likely to not spend money on massage therapy services during tough economic times.  Our success depends on our ability to attract customers on cost-effective terms.  If we are unsuccessful at attracting a sufficient number of clients, our ability to get repeat customers and our financial condition will be harmed.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the massage therapy clinic industry, which could reduce the value of your investment.

We do not have an established brand name or reputation in the business of providing massage therapy services.  We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and financial resources than we do.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the market.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months as we lack an operating history.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing to the existing business relationships of our CEO, Mrs. Yong Ok Cho.  Because we will be limiting our marketing activities, we may not be able to attract enough vendors and customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease our operations.

We are dependent on our CEO, Mrs. Yong Ok Cho, to guide our initial operations and implement our plan of operations.  If we lose such services we will have to change our business plan/direction or cease operations.

Our success will depend on the ability and resources of our CEO & President.  If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations.  We have no written employment agreement with our CEO.  We have not obtained any key man life insurance relating to our CEO.  If we lose such services, we may not be able to hire and retain another CEO with comparable experience.  As a result, the loss of Mrs. Yong Ok Cho’s services could reduce our revenues.  We have no written employment agreement or covenant not to compete with Mrs. Yong Ok Cho.

Forward Looking Statements.

Some of the statements in this Prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

Use of Proceeds

The selling stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

Determination of Offering Price

The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at a fixed price of $0.01 per share.  We determined the price of our public offering by arbitrarily adding a $0.009 per share premium to the last sale price of our common stock to investors.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 10,000,000 shares of common stock offered for resale through this prospectus.  The 10,000,000 shares that were previously issued were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

·

the number of shares owned by each prior to this offering;

·

the total number of shares that are to be offered for each;

·

the total number of shares that will be owned by each upon completion of the offering; and

·

the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Arturo Aranjuez	350,000	350,000	Nil	Nil
Carmelita Torres	350,000	350,000	Nil	Nil
Eduardo Blanco	350,000	350,000	Nil	Nil
Elaine Aymes Ordonez	350,000	350,000	Nil	Nil
Gionda Udtog	350,000	350,000	Nil	Nil
Gloria Aranjuez	350,000	350,000	Nil	Nil
Herminigildo Torres	350,000	350,000	Nil	Nil
John Christian Torres	350,000	350,000	Nil	Nil
Jovielyn Aranjuez	350,000	350,000	Nil	Nil
Lorenza Torres	350,000	350,000	Nil	Nil
Manolito Torres	350,000	350,000	Nil	Nil
Ronilo Cruz	350,000	350,000	Nil	Nil
Michael Cominguez	350,000	350,000	Nil	Nil
Philip Cominguez	350,000	350,000	Nil	Nil
Wilfredo Cabaobao Jr	350,000	350,000	Nil	Nil
Zamora Lasam	350,000	350,000	Nil	Nil
Jesus Cominguez Jr	350,000	350,000	Nil	Nil
Ralph Vidal	350,000	350,000	Nil	Nil
Joel Mangelen	350,000	350,000	Nil	Nil
Elmo Mangindalat	350,000	350,000	Nil	Nil
Severino Sarigumba Jr	200,000	200,000	Nil	Nil
Rosendo Eltagon Jr	200,000	200,000	Nil	Nil
Fatima Mama	200,000	200,000	Nil	Nil
Maligayak Udtog	200,000	200,000	Nil	Nil
Norodin Dimapalao	200,000	200,000	Nil	Nil
Michael Manalo	200,000	200,000	Nil	Nil
Rogelio Siaotong Jr	200,000	200,000	Nil	Nil
Maricel Lleva	200,000	200,000	Nil	Nil
Monica Andes	200,000	200,000	Nil	Nil
Melody Buena	200,000	200,000	Nil	Nil
Rubidina Magpayo	200,000	200,000	Nil	Nil
Grathel Morados	200,000	200,000	Nil	Nil
Alberto Ordanel	200,000	200,000	Nil	Nil
Omar Maquiling	200,000	200,000	Nil	Nil
Amina Sambolawan	200,000	200,000	Nil	Nil
TOTAL	10,000,000	10,000,000

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 25,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors; or

3.

is a broker-dealer; or broker-dealer's affiliate.

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares are deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

·

1% of the total number of securities of the same class then outstanding, which will equal 54,200 shares as of the date of this prospectus; or

·

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $60,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 200,000,000 authorized shares of common stock with $0.001 par value.  As of August 10, 2012, there were 25,000,000 shares of our common stock issued and outstanding.  All shares are equal to each other with respect to liquidation and dividend rights.  Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting.  Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders.  The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.  The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business.  Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.  Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.  There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.  There are no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividend Policy

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Dean Law Corp.

The financial statements included in this prospectus and the registration statement have been audited by Sadler, Gibb and Associates, LLC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Organization

We were incorporated pursuant to the laws of the State of Nevada on August 8, 2011.

We are a development stage company that has no operating history, and have generated no revenues since inception.

Since our inception, we have devoted our activities to developing our business plan, determining the market for our services, developing a business marketing plan and a menu of products and services, as well as capital formation.  Our day to day operations consist of working on these to ensure effective, efficient and timely completion.

There is substantial doubt about our ability to continue, as a going concern, over the next twelve months.

Business

Our massage clinic is targeted towards men and women who need a retreat from the urban grind and a place to refresh and renew while enjoy the amenities and full services of a massage clinic.  Carson, California, and its surrounding cities, is an affluent area with a diverse demographic spread.  There are professional adults in Carson, Inglewood, and Torrance who need a more local massage therapy clinic to visit.  According to the 2010 Census, Carson, California has population of 91,714 with average household income of $68,965.  Over 50% of the population is between the ages of 25 to 64.  As well, Torrance, California has a population of 145,538 (2010 Census) with nearly 56% of the population being between the ages of 25 to 64.  With over 236,000 people living in both cities and over half of them over the age of 25, we believe that the 11 massage therapy clinics that are currently in business in the local neighborhoods are not enough to meet the current demand.

We will locate our office in the new development of Carson Street and Avalon Blvd Southwest corner in a 4,000 square feet space.  Work is underway to transform Carson Street into a much more vibrant and attractive “Main Street” environment with a dramatic facelift featuring a distinctive pedestrian-friendly design.  The project consists of remodeling and construction of the new shops, offices and restaurants, improved parking and traffic circulation, and new landscaping, lighting and signage.  We plan to take advantage of this new development with the opening of our clinic.  This new development has a very cozy, relaxing and casual ambience that is perfectly suited for potential clinic clients.

The nearest competitor is 10 miles from Carson and does not offer the full range of activities we propose.  We intend to be a premier, upper market establishment.  The main market sectors we will penetrate are to offer massage therapy services to:

·

Clients recovering from injuries or accidents

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Clients pampering themselves

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Clients who prefer alternative health care

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Serious athletes

Core Product Offerings

We will have four main product revenue streams:

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Treatments (sports injuries, insurance claims, relaxation);

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General product/ retail sales; and

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Gift certificates/ vouchers.

·

Memberships.

Market Research

The prime location will facilitate access by clients recovering from injuries.  We have identified this as a lucrative target market because they usually are funded by insurance claims, and represent repeat visits for duration of up to one year.  Because this group very often needs multiple, short session visits for a series of weeks or months, a city central location would make us convenient for mid-day appointments.

It is also quite probable that other clients who work during the day would be more likely to book a day-time massage when we are more conveniently located to their place of work.  Since the number of day time slots far exceeds the number of evening slots, this is increased business we would be able to book in addition to our current clients.

According to the American Massage Therapy Association, people spend between $4 billion and $6 billion annually on massage therapy and make 114 million visits each year. Some 27% of adults in the United States report having massages in the past five years, 15% in the past 12 months.

Massage is increasingly being sought after for pain relief. A survey conducted by the AMTA found that 47% of those polled said they have tried massage for pain relief - 58 percent of which are between the ages of 18-24 and 35-44 years. Additionally, 91 percent of the adults polled said massage therapy is effective in reducing pain.

In another survey from AMTA, 63% of massage clients polled said that massage therapy provides more relief from pain than chiropractic treatment, acupuncture, physical therapy and other forms of bodywork. 96% of these same clients said they would use massage again for pain relief; 74% reported a temporary reduction in pain following their massage; and 14% reported a permanent elimination of pain.

A survey of 1,007 hospitals found that 82% of those offering complementary and alternative medicine included massage and over 70% used massage therapy for pain relief and pain management.

Customer Groups

1.

Clients recovering from injuries or accidents

·

Often also seeing a chiropractor or physical therapist (more often referral from a chiropractor)

·

Frequently paid by insurance

·

Usually insurance will pay for short-term therapy only, although clients will sometimes supplement out-of-pocket

2.

Clients pampering themselves

·

High disposable income individuals

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Sometimes have chronic pain or old injury issues

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Massage 1 - 4 times a month for relaxation

3.

Clients who prefer alternative health care

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Use massage as preventative health care

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Use other alternative practices - e.g. acupuncture, chiropractor, naturopath, herbalist, etc.

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Try to have massage as regularly as they can afford - usually once per month

4.

Serious Athletes

·

Injury and workout recovery, also preventative treatment

·

Many serious runners/bicyclists in local area

·

Massage for improved performance - great for word-of mouth referrals if they see results

As individuals our clients, seem to fall into one of five general categories: Injury Recovery, Self-Pampering/Relaxation, Alternative Care Users, Athletes, and the inevitable other.  Besides the obvious differences in the style of massage each of these categories require, they also represent separate groups for marketing and retention purposes.

The injury recovery group is usually referred by a chiropractor, self-referred through our listing on the American Specialty Health Network site, or referred by another client who found massage helpful during an injury recovery.  The marketing to this audience is done indirectly, through the referring parties.  While car insurance will typically pay for massage for only a limited time period (less than one year), many health insurance policies now have Alternative care coverage with a renewable annual maximum.  Also Cafeteria Plans will reimburse for "medically necessary" massage - which is a bit ironic since few, if any, medical doctors will proactively recommend massage, but most will be willing to sign off on a recommendation, if specifically asked by their patients.  The rapid turnover of this group is offset by the fact that they will pay top dollar per session.  The key is to keep getting new referrals.

Clients who have the disposable income to indulge in massage for self-pampering or relaxation are the core of our long-term repeat customers.  These clients will come once a week to once a month for years, and often refer other family and friends.  The difficulty in working with these clients comes from the 'familiarity breeds contempt" factor - they can believe they deserve lower rates, cancellations on short or no notice, and can come to seem as friends, rather than clients.  The challenge here is maintain a professional relationship, while encouraging the warmth and personal connection that is as much a part of their experience as the actual massage.  This type of client can be difficult to find - an ad in the local alternative news weekly (especially with a coupon for $5 off) or a donation to a charity auction may result in a one-time visit, or a long-term client.  Another source of usually one-time visitors is the gift certificate - friends pampering friends for a birthday or other special occasion.

The third group is the Alternative Care users.  These are people who mistrust allopathic medicine, and prefer to use chiropractors, naturopaths, herbalists, acupuncturists.  A local networking group of alternative care providers is a great way to get referrals, as well as placing posters on other practitioner’s offices, and ads in the local alternative newspaper.  The problem with this group is that they can tend to have relatively small disposable incomes, so that a massage once every two months may be all they can afford.  A relatively large pool of these clients will book only 20% of the available appointments in any given month.

The final group is another backbone of this business - the amateur athletes.  There is a large population of runners and bicyclists in the local areas, as well as out-of-town participants who return for annual events, and book massages during those times.  This business tends to be slightly seasonal - as most amateur athletes will only train, or gear-up their training during the spring and summer months.  However, they are a very loyal group, and will readily give word-of-mouth recommendations, especially if they see massage as having given them a specific boost to their performance.  This group will cross over from the injury group, and become long-term clients after the specific initial injury has healed.  They also tend to have chronic injuries or pain, especially as they age, which can help them become repeat clients.

Competition and Buying Patterns

The key element in purchase decisions made by potential massage clients is trust in the professional reputation, and ultimately, in the skill and knowledge of the provider as experienced in the initial massage.  For this reason, a discount coupon or donation to a charity auction can be an effective way to troll the waters for new clients.  Recommendations from other clients and alternative health service providers are also critical.

While there is a range of prices charged for massage service in the area, there is some price sensitivity among the long-term clientele.  Since the variable cost of each massage is nominal, the best bet has seemed to be to charge less than the market will bear.  The one exception is when billing insurance companies, where there is no penalty for charging the full Reasonable and Customary Rates for the area.

Clients rarely compare massage therapists directly, although they may try a second LMT if they are not entirely happy with their first experience.  Usually they follow word-of-mouth recommendations, and return for repeat sessions as often as their budget allows.

Summary

If, as it has been said, the top three items which determine success in business are location, location, and location, then the planned move to a city central location represents our top marketing strategy.  By being more available to working clients and by making the other health professionals who will refer those clients to us aware of our new location, we literally make ourselves accessible to more business.

Once a client experiences the level of personalized care that we offer, we are confident that we will have a return client, for as long as their funding holds out.  And since we have seen many clients who began as insurance-paid injury-recovery cases turn into regular self-paying clients, we believe this will serve our long-term goal of increasing business also.

Products & Services: Body Massage Treatments

Swedish Massage

A very relaxing, light pressure massage using long, gentle strokes over the entire body.  A perfect escape that will leave you feeling pampered and rejuvenated.

Deep Tissue / Shiatsu Massage

Our strongest massage employs firm pressure to release built-up stresses and toxins within the muscles and connective tissue.  Your therapist will focus on specific muscle groups to reduce tension and restore circulation, oxygen and balance the body.

Pre and Post Natal Massage

This treatment has been carefully designed for pregnancy and takes into account the special needs of mothers-to-be as well as those that are nursing.  A specifically blended and safe essential oil has been created to take into account contraindications normally associated with pregnancy and breast-feeding.  A well-deserved relaxation hour.

Tranquility

This stress reducing massage helps improve sleep patterns by combining aromatherapy oils with deep relaxation movements along with calming breathing techniques.

Restorative

This tension reducing massage utilizes individually chosen aromatherapy oils combined with acupressure points to stimulate and release stress from the back, shoulders, neck, face and feet.  This complete treatment can help to strengthen the nervous system and restore depleted energy.

Aromatherapy Massage

This highly personalized massage combines the actions of our highly therapeutic oils with the skills of the practitioner in order to relax and rebalance the recipient.  Deep body techniques are complimented by a soothing scalp massage.

Hand and Foot Reflexology

Using the ancient healing art of reflexology, your therapist applies pressure to the feet and hands to release blockage and restore the free flow of energy to the entire body.  Tensions are released and circulation is improved to correct the body’s “imbalance” and promote enhanced well-being.

Water Pressure Massager

A bar of 36 water jets travel from your toes to your neck and back again for the duration of your massage while you control the temperature and pressure of the water without getting wet.  This form of massage will naturally soothe and relax muscles while decreasing pain.

Essential Oil Enhancement

Specially blended aromatherapy oils to make your massage a magically relaxing experience.

Opening Our First Retail Location

We have already located a potential location for our first retail massage therapy clinic.  We have developed a preliminary plan for the layout that will include:

·

4,000 square foot space over 2 floors;

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10 treatment rooms (includes VIP area);

·

Shower and changing area;

·

Reception area for booking in customers and selling products;

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Waiting area for consultation, sales and rest area;

·

Administration office;

·

Computer system for bookings, stock control and accounting; and

·

Style and environment is luxurious Zen themed.

The cost of tenant improvement/construction to make the massage therapy clinic ready for customers is approximately $1,200,000.  The cost of treatment room equipment is $160,000.  We are to purchase $60,000 of merchandise products to sell.  We will also invest $10,000 in staff uniforms, robes, slippers and towels.  As of April 30, 2012, we only have cash of $14,440.  Therefore we need to raise approximately an additional $1,415,000 to open our retail location.  There is no assurance that we will be able to raise these funds.

Sales and Marketing Strategy

This is another section where mission and passion create the same results as "Marketing.”  Our "competitive edge" is our ability to give intuitive massage - to sense in the client's musculature, posture and presence what work is needed - where the pain is, where the tension is.  There is a way that years of study of technique combine with a deep knowledge of kinesiology and anatomy, that is then synthesized with an acute sense of empathy and ability to "read" people that enables us to provide a massage experience that is exactly what each client needs at that given moment.

We have repeatedly heard of word-of-mouth recommendations bringing in new clients with words like "magic hands" and "a higher sense of healing."

Quite apart from this gift, or talent, however, is a sense of what it takes to run a business: How to pace appointments to conserve personal energy; how to use networking - whether local or the ASHN - to reach prospective clients; how to maintain that fine balance between personal service and professional boundaries.

There is also a bit of seasonality - athletes tend to get more massage during the spring and summer "performance" months.  Also, we have regularly experienced a slight increase in late December, January, and May due to gift certificates purchased for the holidays and Mother’s Day.

Once we open our retail location, we intend to build a local presence fast.  We will therefore put into place a comprehensive marketing plan to commence six weeks prior to the launch of our location.  This will help develop interest and communicate that we will be open for business.  We intend to use the following forms of marketing:

Local/ free press – Teaser advertisements 3 weeks before opening moving to stronger advertising closer to launch and including the newspaper competitions to be the first to use the massage therapy clinic.  There will be follow up flyers within the local papers for 3 months after the opening.

Website – We will develop a premium website and have it linked from massage therapy clinic directories and popular search engines.

Location – Large board advertising on the impending opening.

Local magazines and newspapers – There are local magazines and newspapers we will have advertising in and have the editor write a feature about the new massage therapy clinic.

Word of mouth – We will visit local shops in the surrounding area to hand out leaflets offering a 15% discount in the first two weeks of opening. We will also visit local businesses offering the same discount.

TV Commercials – We will advertise on local cable channels targeting our demographics during prime time airing on various channels (TLC, FX, Lifetime, EChannel, etc.)

Carson, Inglewood, and Torrance residents – Have the post office deliver special opening flyer into the doors of residents within 5 miles of the massage therapy clinic.

Growth Strategy

After 12 months of operation, the management team will analyze the company’s growth and strategize expansion plans in Carson, California and surrounding areas.  As our products and services are well accepted by our clients, we plan to open a minimum of 1 new location per year.

Employees

We have one full-time employee, involved in management.

Research and Development Expenditures

We have not incurred any research or development expenses.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We have no intellectual property except we own our own domain address which signifies our online presence.  Our trade name is our company name which is legally incorporated in the state of Nevada.  Our company name is also our trade name.

Description of Property

Our executive, administrative and operating offices are to be located at 205 SE Spokane Street, Suite 395, Portland, Oregon 97202.  This office is owned and controlled by our C.E.O. and director, Mrs. Yong Ok Cho.  Our corporate mailing address is 205 SE Spokane Street, Suite 395, Portland, Oregon 97202.  We believe this space is adequate for our needs.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

·

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

·

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

·

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

·

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

 Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have not yet engaged a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  There is no assurance that a market maker will agree to file an application on our behalf and there is no guarantee that even if an application is fled that we will be accepted for quotation.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 10,000,000 shares of our common stock held by non-affiliates and 15,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.  10,000,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  All of our shares held by affiliates and shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144 for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 36 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

Plan of Operations

We intend to engage primarily in owning and operating massage therapy clinics under our own brand.  We have generated no revenues to date.

We expect to incur the following expenses in the next 12 months in connection with our business operations:

·

tenant improvement/construction - $1,200,000

·

treatment room equipment - $160,000

·

merchandise - $60,000

·

staff uniforms, robes, slippers and towels - $10,000

·

TOTAL:  $1,430,000

In terms of costs for staff salaries, we intend to negotiate with our staff to pay a portion of their salaries with stock and stock options instead of cash.  This will greatly enhance our ability to use our limited working capital on other areas of the business.  We also intend to pursue additional equity financing from private investors or possibly a registered public offering in order to raise additional funds for working capital although there is no guarantee that we will be successful in raising any additional working capital.

Our currently monthly burn rate is approximately $1,173.  However, this number is not an accurate reflection of our actual monthly cash requirement due to the limited amount of time we have been in business and also due to the extra expenses we incurred due to our initial organizational activities.

We expect our monthly cash requirement to be approximately $17,000.  At present, our cash requirements for the next twelve months outweigh the funds available to maintain or develop our operations.  Of the $1,430,000 that we need for the next 12 months, we had $14,440 in cash as of April 30, 2012.  In order to fully carry out our business plan, we need additional financing of approximately $1,415,000 for the next 12 months.  In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  We intend to negotiate with our management and consultants to pay parts of salaries and fees with stock and stock options instead of cash.  There can be no assurance we will be successful in our efforts to secure additional equity financing.  If we are unable to raise equity or obtain alternative financing, we may not be able to continue operations with respect to the continued development and marketing of our company and we may not be able to continue our operations and our business plan may fail.

Development Stage Expenditures

Development stage expenditures during the period from inception on August 11, 2011 to April 30, 2012 were $16,139 which consisted general and administrative expenses related to our formation and legal, accounting and other fees related to our formation and this offering.

Financial Condition, Liquidity and Capital Resources

Our principal capital resources have been acquired through the sale of shares of our common stock and the founders’ initial contributions.

At April 30, 2012, we had total assets of $14,440 consisting of cash.

At April 30, 2012, our total liabilities were $16,139, consisting of accounts payable and due to related party.

Cash Requirements

The lease for our business in the affluent area of Carson, California will cost us $10,000 a month ($120,000 per year).  We feel very comfortable with our location because the average income in the area is $68,965 with 50% of the population between the ages 25 to 64.  This is our ideal target market for our business.  The payroll will consist of 1 full time manager with salary of $60,000 per year plus 1 full time office administrator with annual salary of $35,000 and 1 full time cleaner with annual salary of $30,000.  The full time massage therapists will be paid out on 20% to 30% commission on the service they provide (based on their experience) and 10% commission on the massage therapy products they sell.  They do not have regular schedules and will come in when clients make appointments with them.  The utility cost (water, electricity, gas, rubbish removal) for our first year of operation is estimated at $12,500 due to the fact that a lot of electricity and heat will be used to facilitate our client's needs.  General liability business insurance coverage will cost $4,500.  We are also putting aside $3,000 per year on basic repair and maintenance needs for our business.  Since we are new and need to get publicity in the local area/media, we want to spend $50,000 per year on marketing.  The means we want to use for our marketing are:

1.

Advertising in local newspaper and online: Carson Now, Daily Breeze

·

we want a full page advertisement on either page 2 or 3 listing in detail our services and products offered

2.

Brochures sent/mailed out to the local businesses and homes (Mailers)

3.

Grand Opening Event

·

advertise in the local newspaper on our grand opening event

·

have food and drinks for guest

·

have small gift bags for guest

·

have a gift certificate prize giveaway for clients

We plan to spend $79,000 on Non-Operating Expenses, which includes $30,000 for an Interior Designer and $25,000 to our Architect.  Some of their main duties include choosing of finishes, furniture and creating the overall look/layout of the interior of our business.  Also, the Architect creates all plans for the permit approval of the business.  We plan to spend $4,000 on our Lighting Designer to design and layout lighting plans for our business along with the proper calculations for the electrical loads.  In the massage therapy business, it’s very important to have the right light structure due to the fact that the right lighting will ensure our clients to feel relaxed and calm.  We also plan to spend $5,000 on the design of our website.  Since a lot of business inquiries are done online, we feel that our website needs to be very professional and at the same time draw in our potential clients with the right flash and design.  Our legal and CPA fee are $15,000 per year.

We plan to spend $731,000 on our Capitalizable Expenses, which includes $20,000 on our permit fees, electrical plan check, plumbing plan check, mechanical plan check and finally the county health permit. We plan to spend $500,000 on the construction of our business, which includes the construction cost of the design and layout that was designed and prepared by our Interior Designer, Architect and our Lighting Designer (frame, plumbing, electrical, install of finishes).  The equipment cost to install the boilers and water pressure massager is $50,000 plus $75,000 for our finishes which includes cost of high end tiles, carpeting, stair railings, and paint and countertop marbles.  We plan to spend $45,000 for our Millwork which includes the reception desk, custom retail displays, cabinetry and lockers.  $16,000 will be spent on our Plumbing Fixtures such as high end sinks, faucets, showerheads and $25,000 for our Lighting Fixtures (canned lighting to specialty lighting throughout the clinic as well as chandeliers).

Finally, we plan to spend $105,000 on our Business Operation, which includes $32,000 on our wide range of treatment products such as Skinceuticals, Epicuren and Kristen Florian.  We plan to display our products at the front by our reception desk and at the back where our clients will spend majority of their time getting their treatments.  We also intend to spend $11,000 on Treatment Room Equipment which includes sanitizers, sterilizers, massage beds and chairs.  $20,000 will be spent on Massage Therapy tables and Thermalators.  $12,000 will be spent on furniture such as chairs and sofas. Finally, we intend to spend $30,000 on Technology Solutions such as Sound, POS, installation of speakers and systems and networking of computers.

We intend to provide funding for our activities, if any, through a combination of the private placement of its equity securities, the public sales of equity securities and borrowing from commercial lenders or our president. Our CEO has agreed to provide funding necessary to cover minimal operations, though not funding necessary to commence operations.  Basic funding specifically means the costs such as legal, accounting, EDGAR, SEC reporting and minimal administration costs.

As of the date of this Prospectus, we believe we have sufficient funds to maintain minimal operations, but not commence our business plan of opening a massage therapy clinic location.  There is uncertainty regarding our ability to commence operations of our massage therapy clinic business plan without additional financing.  Our management estimates that we will need to raise a minimum of $1,415,000 over the next twelve (12) months to commence and execute our business strategy, which includes the opening of our first store, which is currently under planning and development.  We estimate that it will take a minimum of twelve (12) months to execute our development strategy.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing.  There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence.  The opening of our retail store and the resultant ability to recognize future revenues and generate cash from operations is contingent on receiving minimum financing of $1,415,000.  We intend to raise additional financing to fund our operations once we become a publicly traded company through a combination of debt and equity financing.  However, there is no guarantee that we will ever become a publicly traded company or raise sufficient financing to fund our operations.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of Operations for the Period from August 11, 2011 (Inception) to April 30, 2012

We did not earn any revenues for the period from August 11, 2011 (Inception) to April 30, 2012.  We incurred operating expenses in the amount of $16,139 for the period from August 11, 2011 (Inception) to April 30, 2012.  These operating expenses were comprised of general and administrative expenses of $560 and professional fees of $15,579.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Basis of Reporting

We did not earn any revenues for the period from August 8, 2011 (Inception) to April 30, 2012.  We incurred operating expenses in the amount of $16,139 for the period from August 8, 2011 (Inception) to April 30, 2012.  These operating expenses were comprised of general and administrative expenses of $560 and professional fees of $15,579.

We did not earn any revenues for the period from August 8, 2011 (Inception) to April 30, 2012.  We incurred operating expenses in the amount of $16,139.  These operating expenses were comprised of general and administrative expenses of $560 and professional fees of $15,579.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

While the Company is attempting to execute its development strategy, the Company’s cash position may not be sufficient to support the Company’s daily operations without significant financing.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, raise additional capital and generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mrs. Yong Ok Cho	50	CEO, President & Director

Mrs. Yong Ok Cho is CEO and President

Mrs. Yong Ok Cho has been our sole officer and director since inception.  From March 2006 to present, Mrs. Yong Ok Cho has been the director of operations and owner of Spa Pura, a private company located in Glendale, California.  She is directly involved in all aspects of founding and successful running of the business, including infrastructure design, construction, personnel recruitment, compliance, strategic planning, marketing, budgeting, client relations, etc.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

·

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

·

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended April, 2012.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total
Yong Ok Cho	CEO	2012	0	0	0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Compensation Agreements

We do not have employment agreements with our sole officer.  Members of our Board of Directors do not receive compensation for their services as Directors.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is 205 SE Spokane Street, Suite 395, Portland, Oregon 97202.

Shareholders	# of Shares	Percentage
Yong Ok Cho	15,000,000	60%
All directors and executive officers as a group [1 person]	15,000,000	60%

This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 25,000,000 shares of common stock outstanding as of August 7, 2012.

Certain Relationships and Related Transactions

Our president has orally agreed to provide us necessary funding to maintain minimal operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand.  The anticipated amount of this loan will be not be known at until the time a loan is determined to be needed.  The amount will be based on the amount of funding needed to maintain minimal operation and the cost of becoming a public company from that point in time going forward.  She is not obligated to make any further advances.  We have no agreement, commitment or understanding to secure any such funding from any other source.

Mrs. Yong Ok Cho may be considered our promoter.

Our office is located at 205 SE Spokane Street, Suite 395, Portland, Oregon 97202.  The office is provided to us at no cost by our President.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, promoter, beneficial owner of five percent or more of our shares, or family members of such persons since our inception.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

FLOW TECH SOLUTIONS INC.
(A Development Stage Company)

Financial Statements

From Inception on August 8, 2011 through April 30, 2012

Page

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet as of April 30, 2012

F-2

Statements of Operations from Inception on August 8, 2011 through April 30, 2012

F-3

Statement of Changes in Stockholder’s Equity from Inception on August 8, 2011 through April 30, 2012

F-4

Statements of Cash Flows from Inception on August 8, 2011 through April 30, 2012

F-5

Notes to the Financial Statements

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

FlowTech Solutions, Inc.

We have audited the accompanying balance sheet of FlowTech Solutions, Inc., as of April 30, 2012 and the related statements of operations, stockholders’ equity and cash flows from inception on August 8, 2011 (date of inception) through April 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of FlowTech Solutions, Inc., as of April 30, 2012, and the results of their operations and their cash flows from inception on August 8, 2011 through April 30, 2012, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had losses from operations of $16,139 and accumulated deficit of $16,139, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

June 25, 2012

F-1

FLOW TECH SOLUTIONS INC. (A Development Stage Company) Balance Sheet

April 30, 2012
ASSETS
Current Assets
Cash and cash equivalents	$14,440

TOTAL ASSETS	$14,440

LIABILITIES AND STOCKHOLDERS’ EQUTIY

LIABILITIES
Current Liabilities
Accounts payable & accrued liabilities	$5,579

TOTAL LIABILITIES	5,579

STOCKHOLDERS’ EQUITY
Common Stock, par value $0.001, 200,000,000 shares authorized, 10,000,000 issued and outstanding	25,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(16,139)
Total Stockholders’ Equity	8,861

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,440

The accompanying notes are an integral part of these financial statements.

F-2

FLOW TECH SOLUTIONS INC. (A Development Stage Company) Statements of Operations

	For the year ended April 30, 2012	Cumulative From Inception on August 8, 2011 to April 30, 2012

REVENUES:	$-	$-

OPERATING EXPENSES:
General and administrative	560	560
Professional fees	15,579	15,579
Total Operating Expenses	16,139	16,139

OTHER INCOME AND EXPENSE	-	-

NET LOSS	$(16,139)	$(16,139)

Basic and Diluted Loss per Common Share	$(0.00)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	4,302,732

The accompanying notes are an integral part of these financial statements.

F-3

FLOW TECH SOLUTIONS INC. (A Development Stage Company) Statement of Changes in Stockholders’ Equity From Inception on August 8, 2011 through April 30, 2012

	Common Shares		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance – August 8, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.001 per share	25,000,000	25,000	-	-	25,000

Loss for the period	-	-	-	(16,139)	(16,139)

Balance – April 30, 2012	25,000,000	$25,000	$-	$(16,139)	$8,861

The accompanying notes are an integral part of these financial statements.

F-4

FLOW TECH SOLUTIONS INC. (A Development Stage Company) Statements of Cash Flows

	For the year ended April 30, 2012	Cumulative From Inception on August 8, 2011 to April 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,139)	$(16,139)
Adjustment to reconcile net loss to net cash used in operating activities:
Accounts payable and accrued expenses	5,579	5,579
Net cash used in operating activities	(10,560)	(10,560)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	25,000	25,000
Net cash provided by financing activities	25,000	25,000

Net increase in cash and cash equivalents	14,440	14,440

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$14,440	$14,440

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

FLOW TECH SOLUTIONS INC.

(A Development Stage Company)

Notes to the Financial Statements

1. ORGANIZATION AND BUSINESS OPERATIONS

FlowTech Solutions Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 8, 2011.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification  (“ASC”) 915-205 "Development-Stage Entities.”  The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses of $16,139 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period.  Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method.  The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company follows ASC 260 to account for the earnings per share.  Basic earnings per common share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.  During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

j) Fiscal Periods

The Company's fiscal year end is April 30.

k) Recent Accounting Pronouncements

The Company has evaluated the recent accounting pronouncements through the date of these financial statements and believes that none of them will have a material effect on the company’s financial statements.

F-6

3. GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. COMMON STOCK

The authorized capital of the Company is 200,000,000 common shares with a par value of $0.001 per share.

During February and March 2012, the Company issued 15,000,000 shares of common stock at $0.001 per share in exchange for cash of $15,000 to its President.  The Company relied on Section 4(2) of the Securities Act for this issuance.

During February and March 2012, Company issued 10,000,000 shares of common stock at $0.001 per share in exchange for cash of $10,000 to various investors. The Company relied on Section 4(2) of the Securities Act for this issuance.

There were no further issuances of stock as of April 30, 2012.

5. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a  valuation  allowance  when,  in the opinion  of  management,  it is more  likely  than not  that  some portion or all of the deferred  tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	April 30, 2012	April 30, 2011
Income tax expense at statutory rate	$ (5,487)	$ -
Valuation allowance	5,487	-
Income tax expense per books	$ -	$ -

Net deferred tax assets consist of the following components as of:

	April 30, 2012	April 30, 2011
NOL carryover	$ 16,139	$ -
Valuation allowance	(16,139)	-
Net deferred tax asset	$ -	$ -

At April 30, 2012, the Company had net operating loss carry forwards of approximately $16,139 that may be offset against future taxable income through 2032.  No tax benefit has been reported in the April 30, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

5. SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated the subsequent events through the date of this report and there are no subsequent events to disclose.

F-7

10,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this Prospectus.  Items marked with an asterisk (*) represent estimated expenses.  We have agreed to pay all the costs and expenses of this offering.  Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee	11.46
Legal Fees and Expenses*	50,000.00
Accounting Fees and Expenses*	5,000.00
Printing, Edgar, Postage, Transfer Agent & Misc.*	4,988.54
Total*	$60,000.00

* Estimated Figures

Indemnification of Directors and Officers

Our sole officer and Director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

During the period from January through April 2011, we issued 10,000,000 shares of common stock to various investors for cash at $0.001 per share or for a value of $10,000. We relied on Regulation S of the Securities Act of 1933 for these issuances.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

On July 13, 2011, we issued 15,000,000 shares of common stock at a price of $0.001 per share for a value of $15,000 to Yong Ok Cho, our President.  We relied on Regulation S of the Securities Act of 1933 for this issuance.

Exhibits

The following Exhibits are filed as part of this Registration Statement.  All Exhibits are filed herewith unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation of Flow Tech Solutions Inc.
3.2	Bylaws of Flow Tech Solutions Inc.
5.1	Legal Opinion of Dean Law Corp regarding the legality of the securities being registered.
23.1	Consent of Sadler Gibb & Associates, LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Dean Law Corp. (Contained in Exhibit 5.1 hereto).

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

Undertakings:

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
	5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in Portland, Oregon on August 10th, 2012.

Flow Tech Solutions Inc. By: /s/ Yong Ok Cho Yong Ok Cho President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Yong Ok Cho Yong Ok Cho	President, Chief Executive Officer, Secretary, Treasurer, Principal Accounting Officer, Principal Financial Officer and Director	August 10, 2012